                                                                   EXHIBIT 10.34


                     AMENDMENT TWO TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                          NICHOLS RESEARCH CORPORATION
                                       AND
                                 MICHAEL J. MRUZ


          THIS AMENDMENT TWO to that certain Employment Agreement dated June 6, 1994, as amended on August 16, 1994, between NICHOLS RESEARCH CORPORATION (the "Company") and MICHAEL J. MRUZ (the "Employee") is made and entered into by the Company and the Employee on this the 21st day of August, 1997.

                                 R E C I T A L S

          The Company and the Employee entered into an employment agreement dated June 6, 1994, as amended on August 16, 1994 (the "Employment Agreement"), providing for the employment of the Employee as President of the Company commencing August 16, 1994. The parties desire to provide that upon the effective date of this Amendment the Employee shall assume the duties of Chief Executive Officer of the Company, subject to the terms and provisions herein set forth.

                                A G R E E M E N T

          THEREFORE, in consideration of the premises, the parties hereby agree, as follows:

          1. Effective September 1, 1997, Section 1 of the Employment Agreement is hereby amended by deleting all of Section 1 thereof and substituting in its place the following:

          The Employee shall be employed on a full-time basis as Chief Executive Officer of the Company and shall perform such duties as the chief executive officer of the Company would normally perform, subject to the direction of the Chairman of the Board of Directors of the Company (the "Chairman"), provided the Chairman is a full-time employee of the Company, and the Board of Directors. Until such time as the Company employs a President, the Employee shall also perform the duties of President of the Company, subject to the direction of the Chairman, provided the Chairman is a full-time employee of the Company, and the Board of Directors. The Employee understands that the position of President is temporary until such time as the Board of Directors elects a President of the Company. The Employee and the Chairman have on the date hereof executed a memorandum of understanding which delineates the division of responsibilities between the Employee and the Chairman.

         2. Except as herein modified, the Employment Agreement shall remain in full force and effect according to its original terms and conditions as amended by Amendment One thereto.

          IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Two on this the date and year first above written.

                                    NICHOLS RESEARCH CORPORATION


                                    By:  /s/ Chris H. Horgen
                                         -------------------------------
                                         Chris H. Horgen,
                                         Chairman of the Board



                                         /s/ Michael J. Mruz
                                         -------------------------------
                                         Michael J. Mruz, Employee



                                         NICHOLS RESEARCH CORPORATION